MannKind Reports Second Quarter 2026 Financial Results and Provides Business Update

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Achieved three major catalysts to drive future growth:
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Launched the pediatric indication of Afrezza® following FDA approval
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FUROSCIX ReadyFlow™ autoinjector approved for treatment of edema in HF and CKD
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Positive nintedanib DPI Phase 1b data in IPF patients validates continued Phase 2 advancement
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Encouraging early momentum in Afrezza pediatric launch
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1 in 3 of the top 100 pediatric insulin writers have prescribed
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Q2 2026 total revenues of $109.4M, +43% vs. Q2 2025
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Conference call and webcast today at 4:30 p.m. ET

DANBURY, Conn. and WESTLAKE VILLAGE, Calif., August 5, 2026 (GLOBE NEWSWIRE) -- MannKind Corporation (Nasdaq: MNKD)

a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions for cardiometabolic and orphan lung diseases, today reported financial results for the second quarter of 2026, and provided a business update.

“This was a transformative period for MannKind, during which we delivered all three major catalysts we set out to achieve in 2026,” said Michael Castagna, Chief Executive Officer of MannKind. “The two recent FDA approvals are expected to fuel our near-term growth opportunities to help patients living with diabetes, heart failure and CKD. The positive Phase 1b INFLO-1 results for MNKD-201 reduces development risk and strengthens our confidence in the ability of our platform to help people living with IPF and other fibrotic diseases. Together, these milestones validate our diversification strategy and position MannKind for sustainable growth.”

Business Update and Upcoming Milestones

Commercial Products

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Revenue from marketed products (Afrezza, Furoscix®) grew 27% from Q1 2026 to Q2 2026

Furoscix

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Furoscix (furosemide injection) generated $22.2 million in net sales for Q2 2026
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Continued growth in Integrated Delivery Networks, increasing doses purchased by 36% over Q1 2026
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Record number of nephrology units dispensed, increasing by 67% over Q1 2026
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Received FDA approval of Furoscix ReadyFlow™ on July 23, 2026, the first and only autoinjector delivering IV-equivalent diuretic therapy for the treatment of edema in adults with heart failure (HF) or chronic kidney disease (CKD); expected to be commercially available in late August

Afrezza

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Afrezza (insulin human) Inhalation Powder generated $17.0 million in net sales for Q2 2026
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Received FDA approval of Afrezza on May 29, 2026 for use in children and adolescents ages 6 and older living with diabetes
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Awarded Breakthrough T1D grant supporting advancement of INHALE-1ST, a pediatric trial of Afrezza in youth with newly diagnosed type 1 diabetes

Development

Nintedanib DPI (MNKD-201)

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Topline data readout of U.S. Phase 1b INFLO-1 demonstrates safety and tolerability in IPF patients
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Site activation and enrollment underway in the global Phase 2 INFLO-2 study

Ralinepag DPI (MNKD-1501)

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On track for IND filing by year end
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Received a $5 million payment from United Therapeutics (UT) to support the rapid advancement of ralinepag DPI

Corporate Update

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Cash, cash equivalents and investments as of June 30, 2026, totaled $111 million
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Closed $50 million private placement on July 24, 2026; proceeds will fund the $45 million CVR payment triggered by the FDA approval of Furoscix ReadyFlow

Second Quarter 2026 Financial Results

Revenues

	Three Months Ended June 30,
	2026	2025	$ Change	% Change
Revenues	(Dollars in thousands)
Afrezza	17,021	18,329	(1,308)	(7%)
Furoscix	22,191	—	22,191	N/A
V-Go®	2,770	4,125	(1,355)	(33%)
Collaborations and services	35,022	22,845	12,177	53%
Royalties	32,370	31,228	1,142	4%
Total revenues	$109,374	$76,527	$32,847	43%

Total revenues for the second quarter of 2026 increased compared to the same period in the prior year due to the addition of Furoscix to our product portfolio through the October 7, 2025 acquisition of scPharma, as well as increases in collaborations and services revenue, and royalties. The increase in collaborations and services revenue was primarily attributable to increased product sold to UT and revenue earned related to the development of ralinepag DPI. The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI.

Operating Expenses and Other Financial Highlights


Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $14.4 million for the three months ended June 30, 2026, compared to $4.6 million for the same period in 2025.

The increase is primarily attributable to the inclusion of Furoscix into our product portfolio following the acquisition of scPharma in October 2025. Gross margin percentage decreased in the current period due to the inclusion of Furoscix, which has a lower gross margin percentage than Afrezza.


Research and development expenses were $18.0 million for the three months ended June 30, 2026, compared to $13.7 million for the same period in 2025, an increase of 32%.

The increase was primarily attributable to the development of the Furoscix ReadyFlow Formulation as well as higher personnel costs following the acquisition of scPharma and increased development costs for MNKD-201, which has begun enrolling subjects. The increase was partially offset by lower clinical development expenses resulting from the discontinuation of the ICoN-1 clinical study for MNKD-101 and the completion of the Afrezza pediatric study (INHALE-1).


Selling, general and administrative expenses were $58.3 million for the three months ended June 30, 2026, compared to $31.6 million for the same period in 2025, an increase of 84%.

The increase was primarily related to costs associated with the promotion and support of Furoscix, as well as expanding our field-based teams and activities to support the launches associated with the recent approvals of the pediatric indication for Afrezza and the Furoscix ReadyFlow Autoinjector.

Six Months Ended June 30, 2026

Revenues

	Six Months Ended June 30,
	2026	2025	$ Change	% Change
Revenues	(Dollars in thousands)
Afrezza	32,294	33,216	(922)	(3%)
Furoscix	37,684	—	37,684	N/A
V-Go	5,911	8,211	(2,300)	(28%)
Collaborations and services	58,536	52,221	6,315	12%
Royalties	65,119	61,233	3,886	6%
Total revenues	$199,544	$154,881	$44,663	29%

Total revenues for the six months ended June 30, 2026 increased compared to the same period in the prior year due to the addition of Furoscix to our product portfolio through the October 7, 2025 acquisition of scPharma, as well as increases in collaborations and services revenue, and royalties. The increase in collaborations and services revenue was primarily attributable to an increase in revenue earned related to the development of ralinepag DPI. The increase in royalties was due to UT’s increase in net revenue from sales of Tyvaso DPI.

Operating Expenses and Other Financial Highlights


Cost of goods sold – commercial, excluding amortization of acquired intangible assets, was $21.9 million for the six months ended

June 30, 2026, compared to $8.4 million for the same period in 2025.

The increase is primarily attributable to the inclusion of Furoscix into our product portfolio following the acquisition of scPharma in October 2025. Gross margin percentage decreased in the current period due to the inclusion of Furoscix, which has a lower gross margin percentage than Afrezza.


Research and development expenses were $35.2 million for the six months ended June 30, 2026, compared to $24.7 million for the same period in 2025, an increase of 43%.

The increase was primarily attributable to the development of the Furoscix ReadyFlow Formulation as well as higher personnel costs following the acquisition of scPharma and increased development costs for MNKD-201, which has begun enrolling subjects. The increase was partially offset by lower clinical development expenses resulting from the discontinuation of the ICoN-1 clinical study for MNKD-101 and the completion of the Afrezza pediatric study (INHALE-1).


Selling, general and administrative expenses were $112.4 million for the six months ended June 30, 2026, compared to $56.6 million for the same period in 2025, an increase of 98%.

The increase was primarily related to costs associated with the promotion and support of Furoscix, as well as expanding our field-based teams and activities to support the launches associated with the recent approvals of the pediatric indication for Afrezza and the Furoscix ReadyFlow Autoinjector.

Conference Call and Webcast

MannKind will host a conference call and webcast to discuss these results today at 4:30 p.m. Eastern Time. The webcast will be accessible via a link on MannKind’s website at https://investors.mannkindcorp.com/events-and-presentations. A replay will also be available in the same location within 24 hours after the call and accessible for approximately 90 days.

About MannKind

MannKind Corporation (Nasdaq: MNKD) is a biopharmaceutical company dedicated to transforming chronic disease care through innovative, patient-centric solutions. Focused on cardiometabolic and orphan lung diseases, we develop and commercialize treatments that address serious unmet medical needs, including diabetes, pulmonary hypertension, and fluid overload in heart failure and chronic kidney disease.

With deep expertise in drug-device combinations, MannKind aims to deliver therapies designed to fit seamlessly into daily life.

Learn more at mannkindcorp.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are forward-looking statements that involve risks and uncertainties. These statements include, without limitation, statements regarding the timing for expected commercial availability of Furoscix ReadyFlow and the broadened growth potential for Furoscix; the timing of a planned IND filing of ralinepag DPI; expectations regarding MannKind’s ongoing and planned clinical trials and nonclinical studies; and our being positioned for sustainable growth. Words such as “believes,” “anticipates,” “plans,” “expects,” “intend,” “will,” “goal,” “potential,” “prepare,” “opportunity” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon MannKind’s current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with developing product candidates; risks and uncertainties related to unforeseen delays that may impact the timing of clinical trials and reporting data; risks associated with safety and other complications of our products and product candidates; risks associated with the regulatory review process; risks associated with competition; manufacturing risks; market adoption risks; and other risks detailed in MannKind’s filings with the Securities and Exchange Commission (“SEC”), including under the “Risk Factors” heading of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, being filed with the SEC later today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Tyvaso DPI is a trademark of United Therapeutics Corporation.

AFREZZA, FUROSCIX, FUROSCIX READYFLOW, MANNKIND, and V-GO are trademarks of MannKind Corporation.

MannKind Contacts:

Investor Relations

Kate Miranda

Email: ir@mnkd.com

Media Relations

Christie Iacangelo

Email: media@mnkd.com

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(In thousands except per share data)
Revenues:
Commercial product sales	$41,982	$22,454	$75,889	$41,427
Collaborations and services	35,022	22,845	58,536	52,221
Royalties	32,370	31,228	65,119	61,233
Total revenues	109,374	76,527	199,544	154,881
Expenses:
Cost of goods sold – commercial, excluding amortization of acquired intangible assets	14,409	4,607	21,917	8,375
Cost of revenue – collaborations and services	15,131	15,961	25,094	29,709
Research and development	18,001	13,675	35,232	24,697
Selling, general and administrative	58,302	31,622	112,389	56,636
Amortization of acquired intangible assets	4,367	—	8,734	—
(Gain) loss on foreign currency transaction	(486)	5,363	(1,804)	7,872
Total expenses	109,724	71,228	201,562	127,289
(Loss) income from operations	(350)	5,299	(2,018)	27,592
Other income (expense):
Interest income, net	1,022	1,832	2,452	3,788
Interest expense	(11,894)	(285)	(19,372)	(4,930)
Interest expense on liability for sale of future royalties	(510)	(3,473)	(3,073)	(7,050)
Interest expense on financing liability	(2,414)	(2,433)	(4,807)	(4,843)
Loss on settlement of debt	—	—	(917)	—
Other expense	(4,992)	—	(7,769)	—
Total other expense	(18,788)	(4,359)	(33,486)	(13,035)
(Loss) income before income tax (benefit) expense	(19,138)	940	(35,504)	14,557
Income tax (benefit) expense	(106)	272	147	731
Net (loss) income	$(19,032)	$668	$(35,651)	$13,826
Net (loss) income per share – basic	$(0.06)	$0.00	$(0.12)	$0.05
Weighted average shares used to compute net (loss) income per share – basic	309,191	304,954	308,732	304,222
Net (loss) income per share – diluted	$(0.06)	$0.00	$(0.12)	$0.04
Weighted average shares used to compute net (loss) income per share – diluted	309,191	311,484	308,732	312,381

MANNKIND CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(In thousands except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$52,929	$74,882
Short-term investments	58,201	96,464
Accounts receivable, net	43,207	38,367
Inventory	44,419	35,313
Prepaid expenses and other current assets	46,956	46,553
Total current assets	245,712	291,579
Restricted cash	749	745
Long-term investments	—	5,012
Property and equipment, net	85,160	82,423
Goodwill	67,595	67,595
Developed technology - on-body infusor	181,389	190,027
IPR&D - ReadyFlow Formulation	129,600	129,600
Other intangible assets	4,976	5,072
Other assets	17,123	20,129
Total assets	$732,304	$792,182

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$11,042	$9,034
Accrued expenses and other current liabilities	60,768	64,628
Senior convertible notes – current	—	36,280
Liability for sale of future royalties – current	14,292	14,298
Contingent consideration – current	34,015	21,132
Financing liability – current	10,486	10,328
Deferred revenue – current	11,085	15,331
Recognized loss on purchase commitments – current	1,210	—
Total current liabilities	142,898	171,031
Liability for sale of future royalties – long term	133,552	136,985
Financing liability – long term	92,497	93,092
Deferred revenue – long term	36,857	39,977
Recognized loss on purchase commitments – long term	62,922	65,952
Operating lease liability	9,687	10,689
Contingent consideration – long term	—	5,114
Milestone liabilities	2,003	2,003
Term loan	319,085	318,361
Total liabilities	799,501	843,204
Commitments and contingencies
Stockholders' deficit:
Undesignated preferred stock, $0.01 par value – 10,000,000 shares authorized; no shares issued or outstanding as of June 30, 2026 or December 31, 2025	—	—
Common stock, $0.01 par value – 800,000,000 shares authorized; 309,911,682 and 307,832,587 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	3,099	3,078
Additional paid-in capital	3,161,330	3,141,741
Accumulated other comprehensive (loss) income	(19)	115
Accumulated deficit	(3,231,607)	(3,195,956)
Total stockholders' deficit	(67,197)	(51,022)
Total liabilities and stockholders' deficit	$732,304	$792,182

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented under GAAP, we are presenting non-GAAP net (loss) income and non-GAAP net (loss) income per share – basic, which are non-GAAP financial measures. We are providing these non-GAAP financial measures to disclose additional information to facilitate the comparison of past and present operations, and they are among the indicators management uses as a basis for evaluating our financial performance. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we may in the future cease to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non- GAAP financial measures, the non-GAAP financial measures as used by us in this report have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

The following table reconciles our financial measures for net (loss) income and net (loss) income per share ("EPS") for basic weighted average shares as reported in our condensed consolidated statement of operations to a non-GAAP presentation:

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
	Net Loss	Basic EPS	Net Income	Basic EPS	Net Loss	Basic EPS	Net Income	Basic EPS

GAAP reported net (loss) income	$(19,032)	$(0.06)	$668	$0.00	$(35,651)	$(0.12)	$13,826	$0.05
Non-GAAP adjustments:
Stock compensation	10,226	0.03	7,520	0.03	16,681	0.05	12,905	0.04
Interest expense on liability for sale of future royalties	510	0.00	3,473	0.01	3,073	0.01	7,050	0.02
Sold portion of royalty revenue (1)	(3,237)	(0.01)	(3,123)	(0.01)	(6,512)	(0.02)	(6,123)	(0.02)
(Gain) loss on foreign currency transaction	(486)	0.00	5,363	0.02	(1,804)	(0.01)	7,872	0.03
Amortization of intangible assets acquired	4,367	0.01	—	—	8,734	0.03	—	—
Change in fair value of contingent consideration	4,992	0.02	—	—	7,769	0.03	—	—
Loss on settlement of debt	—	—	—	—	917	0.00	—	—
Non-GAAP adjusted net (loss) income	$(2,660)	$(0.01)	$13,901	$0.05	$(6,793)	$(0.03)	$35,530	$0.12
Weighted average shares used to compute net (loss) income per share – basic	309,191		304,954		308,732		304,222

(1)
Represents the non-cash portion of the 1% royalty on net sales of Tyvaso DPI earned during the three and six months ended June 30, 2026 and 2025 which is remitted to the royalty purchaser and recognized as royalties from collaborations in our condensed consolidated statements of operations.